UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2007

SHUMATE INDUSTRIES, INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12060 FM 3083, Conroe, Texas		77301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (936) 539-9533

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Shumate Industries, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations. Additional factors that could cause the Registrant’s results to differ materially from those described in the forward-looking statements can be found in the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01. Other Events.

From October 2006 through December 2006, we completed a private offering of our securities consisting of our common stock and warrants to purchase our common stock (collectively referred to in this Current Report as the “Offering”). The warrants issued in connection with the Offering are referred to in this Current Report as the “Existing Warrants”. The Offering was made solely to accredited investors, as that term is defined in Rule 501 of Regulation D. On March 14, 2007, we agreed that we would issue additional warrants (the “New Warrants”) to any of the investors in the Offering who exercised all or a portion of their Existing Warrants by no later than 5:00 p.m. Central Daylight Time on March 31, 2007 (the “Exercise Period”). There are 1,893,775 Existing Warrants outstanding. The Existing Warrants have an exercise price of $1.25 per share. Upon expiration of the Exercise Period, this offering will terminate. If this offer is accepted by all of the holders of the Existing Warrants and all of the Existing Warrants are exercised, we will receive approximately $2,367,220 in proceeds and issue New Warrants covering 1,893,775 shares of our common stock. No holder of an Existing Warrant is required to exercise all or any portion of their Existing Warrants. Resale of the shares of common stock underlying the Existing Warrants are included on a current registration statement, but the shares of common stock underlying any New Warrants that are issued will not be registered. The New Warrants will have a term of five years and an exercise price of $2.00 per share. The New Warrants will include piggy-back registration rights, subject to customary underwriter cutbacks. If the common stock underlying the New Warrants is not registered by March 31, 2008, the holders will be entitled to exercise the New Warrants on a cashless basis at any time that there is not an effective registration statement covering the resale of the common stock underlying the New Warrants. This is a private offering to holders of Existing Warrants solely to accredited investors, as required by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Current Report to be signed on its behalf by the undersigned duly authorized person.

SHUMATE INDUSTRIES, INC.

Date: March 15, 2007
/s/ Matthew C. Flemming
Matthew C. Flemming, CFO